UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT – October 22, 2025
(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-8974	22-2640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

855 S. MINT STREET, CHARLOTTE, NC..................................................28202
......(Address of principal executive offices).................................................(Zip Code)

 Registrant’s telephone number, including area code: (704) 627-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	HON	The Nasdaq Stock Market LLC
3.500% Senior Notes due 2027	HON 27	The Nasdaq Stock Market LLC
2.250% Senior Notes due 2028	HON 28A	The Nasdaq Stock Market LLC
3.375% Senior Notes due 2030	HON 30	The Nasdaq Stock Market LLC
0.750% Senior Notes due 2032	HON 32	The Nasdaq Stock Market LLC
3.750% Senior Notes due 2032	HON 32A	The Nasdaq Stock Market LLC
4.125% Senior Notes due 2034	HON 34	The Nasdaq Stock Market LLC
3.750% Senior Notes due 2036	HON 36	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events

On October 22, 2025, Honeywell International Inc. (the “Company”) announced that, expected to be effective the first quarter of 2026, it will realign its business units comprising its Industrial Automation and Energy and Sustainability Solutions reportable business segments. This realignment will form a new reportable business segment, Process Automation and Technology, and result in a new composition of the Industrial Automation reportable business segment. Process Automation and Technology will include UOP, which is currently in Energy and Sustainability Solutions, and the core portion of the Process Solutions business, which is currently in Industrial Automation. The new composition of Industrial Automation will continue to include the smart energy, thermal solutions, and process measurement and control businesses, currently included in the Process Solutions business, Sensing and Safety Technologies, Warehouse and Workflow Solutions, and Productivity Solutions and Services. Following the realignment, the Company’s reportable business segments will be Aerospace Technologies, Building Automation, Process Automation and Technology, and Industrial Automation. Other operations will continue to be presented in Corporate and All Other, which is not a reportable business segment. Following the spin-off of the Aerospace Technologies business, Honeywell’s businesses will continue to be led by Billal Hammoud as president and CEO of Building Automation; Peter Lau as president and CEO of Industrial Automation; Jim Masso as president and CEO of Process Automation; and Ken West as president and CEO of Process Technology. Each of these leaders will report to Vimal Kapur, who will continue to serve as Chairman and CEO of Honeywell following the separation.

The foregoing changes have no impact on the Company’s historical consolidated financial position, results of operations, or cash flows. Effective with the reporting of first quarter 2026 results, the Company will report its financial performance based on these four reporting segments. To provide historical information on a basis consistent with this new reporting structure, the Company will make available later this year and in 2026 certain historical segment results, presented on a basis consistent with the new reportable business segment realignment. The recast segment financial information will not represent a restatement of previously issued financial statements.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit #	Description
99	Press Release issued by Honeywell International Inc. on October 22, 2025.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 22, 2025	HONEYWELL INTERNATIONAL INC.

By: /s/ Su Ping Lu
Su Ping Lu
Senior Vice President, General Counsel and Corporate Secretary